EXHIBIT 10.1

                     AMENDMENT TO ASSET PURCHASE AGREEMENT

This amendment is made this 31st day of May, 2011

BETWEEN:

NORTH AMERICAN MINING CORPORATION, a corporation existing under the laws of Nevada and having a registered office at 6767 West Tropicana Avenue, Suite 229, Las Vegas, Nevada 89103 ("VENDOR")

AND

AMERICAN MINING CORPORATION, a corporation existing under the laws of Nevada having a registered office at 2533 North Carson Street, Carson City, Nevada 89706 ("PURCHASER")

WHEREAS, Vendor and Purchaser are parties to an Asset Purchase Agreement (the "Agreement") dated April 18, 2011;

AND WHEREAS Vendor and Purchaser wish to amend the Agreement, as set out herein;

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the mutual promises made herein, and the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1. Schedule A to the Agreement is hereby amended and replaced by the attached Schedule A, with immediate effect.

2. The definition of the Closing Date, in section 1.1 of the Agreement, is hereby amended with immediate effect to state as follows:

"CLOSING DATE" means (a) May 31, 2011 or, if the condition set out in Section 5.1(c) has not been satisfied, or waived by Purchaser, by such date, the date that is two Business Days after the date such condition is satisfied or so waived, or (b) such other date as is mutually agreed to by the parties.

3. Schedule H to the Agreement is hereby amended and replaced by the attached Schedule H, with immediate effect.

4. All other terms and conditions of the original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have duly executed these presents as of the day and year first above written.

                                   NORTH AMERICAN MINING CORPORATION



                                   By:  /s/ Gary MacDonald
                                        Gary MacDonald
                                        President

                                   AMERICAN MINING CORPORATION



                                   By:  /s/ Thomas Mills
                                        Thomas Mills
                                        President

                                   SCHEDULE A

                                   EQUIPMENT

FIFTY PER CENT (50%) ownership interest in the permitted, operating mill facility, together with equipment and supplies for concentrating molybdenum sulphide, collectively referred to as the "Ashdown Mill" and more particularly described in that certain Letter of Intent dated March 22, 2011, between Vendor and Win-Eldrich Gold Inc., this includes:

     ONE (1) 800 ton-per-day crushing circuit including jaw crusher, conveyors, cone crusher, stacking conveyor, fine ore ONE (1) bin (into primary mill building

     ONE (1) 100 ton-per-day AC ball millTWO (2) 50,000 ton tailings impoundments

     EIGHTEEN  (18)  rougher  and  cleaner  flotation  cells

     filtration  including  thickener  and  other  ancillary  tankage cyanide  tanks

     concentrate  drying  into  super  sack  bag  line

     various  containers  for  assay,storage  and  other  ancillary  equipment mine  site  crushing  plant,  use  for  underground road base and back fill

ONE HUNDRED PER CENT (100%) ownership interest in and to the milling equipment outlined on Schedules A & B to that certain Binding Letter of Intent and Term Sheet dated March 21, 2011 between Vendor and NJB Mining Inc. includes:

     ONE  (1)  10' x 14' Marcy ball mill, motor and all ancillary mill equipment

     FIVE (5) Eimco 40 foot diameter drives and rakes to fit existing tankage at Silver Peak

     ONE  (1)  2.6  meter  Eimco  belt  filter,  for  tailing  dewatering variety  of  pumps,  lube  system  and  other  spare  parts electrical  and  Master  Control  Centers

ONE HUNDRED PER CENT (100%) ownership interest in and to the following equipment:

     ONE (1) Plasma (Pillar) Tilt Furnace 750 kg capacity, with skidding and platforms, to make modular, skidded cooler unit, skidded environmental water bath and fume management system, miscellaneous pumps, electrical Master Control Center unit

     ONE  (1)  Beckhart  800  mm  filter  press

     ONE  (1)  12-pack  10"  Krebs  hydro-cyclone

     ONE  (1)  80  ton  fine  ore  bin

     miscellaneous equipment, including spare plate, frames, four (4) pumps, ancillary spare parts, filter press and dual tire stack frame

ONE HUNDRED PER CENT (100%) ownership interest in and to the following Lab and Evaluation equipment:

     TWO  (2)  Cress  furnaces  for  assaying,

     ONE  (1)One-Conex  container

     ONE  (1)  100  pound  capacity  Core  furnace

     multiple-  storage  racks,  cupellation  supplies,

     specialty  agitation  for  metallurgic  evaluation

ONE HUNDRED PER CENT (100%) ownership interest in and to the following Milling and Processing equipment:

     ONE  (1)  3'  x  3'  6"  Denver  ball  mill,

     ONE (1) jaw crusher circuit with screen (previously owned by Colorado School of Mines for Metallurgic evaluations, skid mounted to be modular)

ONE HUNDRED PER CENT (100%) ownership interest in and to the following equipment:

     ONE  (1)  3'  x  3'  6"  Denver  ball  mill  circuit

     ONE (1) jaw-crusher circuit with screen (previously owned by US Gold for Metallurgic evaluations, skid mounted to be modular)

     FIVE (5) tankage and agitation drives sufficient for residence time for cyanide leaching several  additional  motors,  drives,  and  conveyors

                                   SCHEDULE H

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS  AGREEMENT  made  as  of  the  31ST  day  of  May,  2011,

BETWEEN

AMERICAN MINING CORPORATION, a corporation incorporated under the laws of the State of Nevada, having a registered office located at 2533 North Carson Street, Carson City, Nevada 89706 (the "Corporation"),

AND

GARY MACDONALD, of Oceanside, California (the "Executive").

WHEREAS,

A. the Corporation has acquired substantial assets from a company founded by the Executive for the purpose of expanding the business of the Corporation (the "Acquisition");

B. it was a condition to the completion of the Acquisition that the Executive accept an offer of employment from the Corporation in the form of this agreement to provide the services described herein;

C. the Corporation recognizes that the Executive has special skills relating to and extensive familiarity with the assets acquired through the Acquisition and the expanded business of the Corporation;

D. the Executive has expressed concern to the Corporation that the Executive's employment could be terminated before the expiration of the Term without cause or adversely modified; and

E. the board of directors of the Corporation has determined that it would be in the best interests of the Corporation to induce the Executive to remain in the employ of the Corporation, and that provisions of this agreement are fair and reasonable and in the best interests of the Corporation.

NOW THEREFORE in consideration of the premises hereof and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1.     INTERPRETATION

1.1 The headings of the Articles, sections, subsections and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

1.2 This agreement shall be construed and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the State of Nevada with respect to any matters arising out of this agreement.

1.3 If any provision of this agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate, distinct and severable.

1.4 For the purposes of this agreement, the following terms shall have the following meanings, respectively:

(a)     "ANNUAL  SALARY"  means  the  sum  of:

(i) the aggregate of the annual salaries of the Executive, payable to the Executive by the Corporation and its subsidiaries as at the end of the month immediately preceding the month in which the Executive's employment is terminated; and

(ii)     an  amount  equal  to  the  greater  of:

(1) the aggregate amount of all remuneration, salaries, bonuses and benefits (including the present cash value of any non-cash remuneration, bonuses or benefits) not included in clause 1.4(a)(i) above that the board of directors of the Corporation in its absolute discretion estimates would be payable to the Executive during the fiscal year of the Corporation in which the Executive's employment is terminated by the Corporation and its subsidiaries, assuming: (1) the employment of the Executive was not terminated during such year; and (2) the Executive benefits from and participates in such remuneration, salaries, bonuses and benefits on a basis consistent with the Corporation's established practices in effect for senior executives of the Corporation and its subsidiaries immediately prior to the Termination Date; and

(2) one-half of the aggregate amount of all remuneration, salaries, bonuses (including the present cash value of any non-cash remuneration, bonuses or benefits) not included in clause 1.4(a)(i) above paid or payable to the Executive by the Corporation and its subsidiaries during the 24 calendar months immediately preceding the Termination Date;

(b)     "BOARD"  means  the  board  of  directors  of  the  Corporation.

(d)     "EFFECTIVE  DATE"  means  June  1,  2011.

(e) "GOOD REASON" means the occurrence of any of the following without the Executive's written consent, except in connection with the termination of the employment of the Executive for Just Cause, Death or Disability:

(i) a change (other than those that are clearly consistent with a promotion) in the Executive's position or duties (including any position or duties as a director of the Corporation), responsibilities, title or office, which includes any removal of the Executive from or any failure to re-elect or re-appoint the Executive to any such positions or offices;

(ii) a reduction by the Corporation or any of its subsidiaries of the Executive's salary, benefits or any other form of remuneration or any change in the basis upon which the Executive's salary, benefits or any other form of remuneration payable by the Corporation or its subsidiaries is determined or any failure by the Corporation to increase the Executive's salary, benefits or any other forms of remuneration payable by the Corporation or its subsidiaries in a manner consistent (both as to frequency and percentage increase) with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(iii) any failure by the Corporation or its subsidiaries to continue in effect any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, pension plan or retirement plan in which the Executive is participating or entitled to participate, or the Corporation or its subsidiaries taking any action or failing to take any action that would adversely affect the Executive's participation in or reduce his rights or benefits under or pursuant to any such plan, or the Corporation or its subsidiaries failing to increase or improve such rights or benefits on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(iv) any failure by the Corporation or its subsidiaries to provide the Executive with the number of paid vacation days to which he is entitled or the Corporation or its subsidiaries failing to increase such paid vacation on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(v) the Corporation or its subsidiaries taking any action to deprive the Executive of a material benefit under this agreement, or the Corporation or its subsidiaries failing to increase or improve such material benefit on a basis consistent with the Corporation's established practices with respect to the senior executives of the Corporation and its subsidiaries;

(vi)     any  breach  by  the  Corporation  of  any provision of this agreement;

(vii) the good faith determination by the Executive that the Executive's status or responsibility in the Corporation or its subsidiaries have been diminished or the Executive is being effectively prevented from carrying out his duties and responsibilities; or

(viii) the failure by the Corporation to obtain, in a form satisfactory to the Executive, an effective assumption of its obligations hereunder by any successor to the Corporation, including a successor to a material portion of its business.

(k) "JUST CAUSE" means the causes that are sufficient under the common law to justify dismissal from a position of employment and includes, without limiting the generality of the foregoing, the occurrence of any of the following:

(i) a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner, and which the Executive fails to substantially remedy within a reasonable period of time after receiving written notice thereof from the Corporation;

(ii) failure by the Executive to honor his fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation;

(iii) the Executive or any member of his family making a personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

(iv) failure or refusal by the Executive to obey reasonable instructions given in the course of employment by the Chairman or the Board which not inconsistent with the Executive's management position and which are not remedied by the Executive within a reasonable period of time after receiving written notice of such failure or refusal;

(v) being found by a court of competent jurisdiction in a civil action or by an administrative agency to have violated a federal or state securities or commodities law, not subsequently reversed, suspended or vacated;

(vi) or becoming subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(vii)     committing  an  act  of  fraud  or  material  dishonesty;

(viii)     conviction  in  a  criminal  proceeding;  or

(ix) engaging in conduct that is detrimental to the reputation of the Corporation or any of its Affiliates in any material respect.

(l) "PROFIT SHARING POOL" means the percentage of pre-tax profit that is determined by the Board to be available for distribution to the Corporation's participating employees under any profit-sharing plan that may be established and continued by the Corporation from time to time.

(m)     "RIGHTS"  has  the  meaning  ascribed  thereto  in  paragraph  5.3(b).

(n)     "TERM"  has  the  meaning  ascribed  thereto  in  paragraph  2.1.

(o) "TERMINATION DATE" means the date of termination of the Executive's employment, whether by death of the Executive, by the Executive or by the Corporation.

2.     EMPLOYMENT

2.1 TERM. Subject to the automatic extension discussed below, the Corporation shall employ the Executive for a period commencing on the Effective Date and continuing for period of seven years (the "TERM"). On the first anniversary of the date hereof and on each anniversary date thereafter (including the period during which this Agreement is extended), the Term shall be automatically extended by one additional year unless, not less than 90 days prior to any such anniversary, the Corporation gives written notice to the Executive that the Term will not be extended further, or unless the Executive's employment is otherwise terminated hereunder.

2.2 DUTIES AND OBLIGATIONS. The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation as may be determined from time to time by the board of directors of the Corporation to be consistent with the office of the Executive and in accordance with the bylaws of the Corporation. Without limitation of the foregoing, the Executive shall occupy the office of President and Chief
Executive  Officer  of  the  Corporation.  The  Executive  shall:

(a) devote his full time (which shall not be less than 35 hours per week) and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

(b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

(c) use his best efforts to promote the interests and goodwill of the Corporation.

2.3 REPORTING. The Executive shall report to the person holding the office of Chairman of the Board. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the Term.

3.     REMUNERATION

3.1 BASE SALARY. The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be $120,000 exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of employment hereunder, exclusive of bonuses, benefits and other compensation, shall increase by FIVE PERCENT (5%) of the annual base salary for the immediately preceding year. The annual base salary payable to the Executive pursuant to the provisions of this paragraph shall be payable in equal semi-monthly installments in arrears on the 1st and 15th day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

3.2 BENEFITS. The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation.

3.3 STOCK PLANS. The Corporation shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the Board.

3.4 BONUS. The Board of Directors may supplement the Executive's annual salary with a bonus amount to be determined by the Board in its sole and absolute discretion, payable from the Corporation's General Profit Sharing Pool within three months of the end of each fiscal year end of the Corporation, but which bonus may not be given at all in any year.

3.5 DEDUCTIONS. Salary and benefit payments under this agreement shall be subject to such deductions as the Employer is from time to time required to make pursuant to law, government regulations or by consent of the Employee.

3.6 VACATION. The Executive shall be entitled to FOUR WEEKS paid vacation per fiscal year of the Corporation at a time approved in advance by the Chairman, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive does not take all the vacation to which he is entitled in any fiscal year, such vacation may be carried forward into the subsequent fiscal year.

3.7 EXPENSES. The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

4.     TERMINATION

4.1 FOR JUST CAUSE. The Corporation may terminate the employment of the Executive summarily for Just Cause without notice.

4.2 DUE TO DEATH. This agreement shall terminate without notice upon the death of the Executive.

4.3 DUE TO DISABILITY. The Corporation may terminate the employment of the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.

5.     SEVERANCE

5.1 JUST CAUSE OR GOOD REASON. If the Executive's employment is terminated by the Corporation for just cause, or is terminated by the Executive without Good Reason, the Corporation shall pay to the Executive, if not theretofore paid, the fraction of the Annual Salary earned by or payable to the Executive by the Corporation and its subsidiaries during the then current fiscal year of the Corporation for the period to and including the Termination Date, and neither the Corporation nor its subsidiaries shall have any further obligation to the Executive under this agreement.

5.2 DISABILITY. If the Executive's employment is terminated by reason of permanent disability, the Executive shall be entitled thereafter to receive reasonable termination and severance payments and allowances and disability and other benefits in a manner consistent with and at least equal in amount to those provided by the Corporation to disabled senior executives of the Corporation in accordance with such plans, programs and policies relating to disability, if any, as are in effect at the Termination Date.

5.3 NOT JUST CAUSE, GOOD REASON, DISABILITY OR DEATH. If the Executive's employment is terminated by the Corporation other than for Just Cause, disability or death or is terminated by the Executive for Good Reason:

(a) the Corporation shall pay to or to the order of the Executive by no more than two lump sum payments in cash or certified check within ten days after the Termination Date, the aggregate of the following amounts (less any deductions required by law):

(i) if not theretofore paid, the Executive's Annual Salary for the then current fiscal year of the Corporation for the period to and including the Termination Date; and

(ii) as partial compensation for the Executive's loss of employment, an amount equal to the result obtained when the Annual Salary is multiplied by a fraction, the numerator of which is the number of days between the Termination Date and the expiration of the Term, as extended hereunder, and the denominator of which is 365;

(b) if the Executive holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Corporation or any affiliate thereof (collectively, "RIGHTS"), regardless of whether such Rights may then be exercised or if Rights would have been issued to the Executive had his employment not been terminated until the expiration of the Term, as extended hereunder, and had the Executive been granted such Rights on a basis consistent with those extended to senior executives of the Corporation, all such Rights shall then be deemed to be granted to the Executive and available for exercise and, if the Executive so elects by notice in writing to the Corporation, such Rights shall be deemed to have been exercised at the price provided for in such Rights and the Executive shall be deemed to have immediately sold the securities arising from such exercise to the Corporation for the fair market value thereof (which in the event of dispute shall be determined within 30 days of the delivery of such notice at the Corporation's expense by a valuator satisfactory to both the Corporation and the Executive using such assumptions or methods as such valuator may think in its absolute discretion best reflect the intention of this clause 5.3(b), and such determination shall be final and binding) and the Corporation shall pay to the Executive, in the manner and at the time contemplated by clause 5.3(a), the difference between the aggregate exercise price for such securities and their deemed acquisition price to the Corporation;

(c) the Corporation shall pay, in the manner and at the time contemplated by clause 5.3(a) above, an amount equal to the present value (as determined at the Corporation's expense by an actuary acceptable to the Corporation and the Executive, which determination shall be final and binding) of all pension benefits as they existed at the Termination Date, whichever is more favorable to the Executive, and any employment and pension benefits to which the Executive would have been entitled had his employment continued until the expiration of the Term, as extended hereunder, and had his pension benefits been increased in a manner consistent with that for senior executives of the Corporation generally;

(d) the Corporation shall pay to the Executive all outstanding and accrued regular and special vacation pay to the Termination Date.

5.4     NO  PENALTY  OR  MITIGATION.  Any  payment  to the Executive pursuant to
Section 5 hereof is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages. Notwithstanding anything to the contrary contained in this agreement, there shall be no duty, obligation or requirement on the Executive hereunder or otherwise to mitigate the amount of any payment provided for in Section 5 hereof by seeking other employment or otherwise, nor shall the amount of such payment be reduced by reason of compensation or other income the Executive receives for services rendered after the termination of the Executive's employment.

6.     MISCELLANEOUS

6.1 NOTICE. Any notice required or permitted to be given under this agreement shall be in writing and shall be properly given if delivered by hand or mailed by prepaid registered mail addressed:

in  the  case  of  the  Corporation,  to:

                    American Mining Corporation
                    16:1 Mill
                    P.O. Box 25
                    Silver Peak, Nevada  89047
                    Fax:  (888) 505-5808

in the case of the Executive, to the last address of the Executive in the records of the Corporation and its subsidiaries;

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

6.2 PRIVACY. By accepting employment with the Corporation, the Executive consents to the Corporation collecting, using and disclosing his personal information for purposes relating to the maintenance of the employment relationship. The purposes of the Corporation's collection, use and disclosure include, but are not limited to:

(a) ensuring that the Executive is properly remunerated for his services to the Corporation which shall include disclosure to third party payroll providers;

(b) administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plans, short, medium and long-term incentive plans, including disclosure of the Executive's personal information to the Corporation's third party service providers and administrators;

(c) ensuring that the Corporation is able to comply with any regulatory, reporting and withholding requirements relating to the Executive's employment;

(d)     performance  and  promotion;

(e) complying with the Corporation's obligations to report improper or illegal conduct by any director, officer, employee or agent of the Corporation under any applicable securities, criminal or other law;

(f) allowing a potential purchase of the shares or assets of the Corporation to conduct due diligence with respect to employment obligations of the Corporation, subject to compliance with the treatment of such information as required by applicable legislation respective privacy; and

(g) any other purpose for which the Executive is given notice and which is reasonably related to the maintenance of the Executive's employment relationship.

6.3 NO PRIOR AGREEMENTS. There are no statements or representations, oral or otherwise, express or implied, with respect to the employment opportunity offered to the Executive that form part of this agreement, other than those that are set forth expressly in this agreement. This agreement supersedes any prior representations, statements or agreements with respect to the subject-matter hereof and the employment opportunity offered to the Executive. The parties agree that any such prior representations, statements or agreements, if made, were not material to the execution of this agreement, or to the decision of either party to enter into this agreement.

6.4 DISCLOSURE. During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, stockholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

6.5 RETURN OF MATERIALS. All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries or Affiliates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or Affiliate, as the case may be. On termination of the Executive's employment for any reason, the Executive shall deliver promptly to the Corporation all such property of the Corporation that is in the possession of the Executive or is directly or indirectly under the control of the Executive. The Executive shall not make reproductions or copies of any such property or other property of the Corporation for his personal use or that of any other party.

6.6 LEGAL EXPENSES. The Corporation shall pay, without requiring the Executive first to pay such fees and expenses, all legal fees and expenses that the Executive, the Executive's legal representatives or the Executive's family may reasonably incur or face arising out of or in connection with this agreement (but this agreement only), including any litigation concerning the validity or enforceability of, or liability under, any provision of this agreement or any action by the Executive, the Executive's legal representatives or the Executive's family to enforce his or their rights under this agreement (but this agreement only), regardless of the outcome of such litigation, and the Corporation agrees to pay interest, compounded quarterly, on the total unpaid amount payable under this agreement, such interest to be calculated at a rate equal to TWO PERCENT (2%) in excess of the prime commercial annual lending rate for Canadian dollar demand loans announced from time to time by THE ROYAL BANK OF CANADA during the period of such nonpayment.

6.7 NO ASSIGNMENT. This agreement is not assignable by either party without the consent in writing of the other party, which consent may be unreasonably withheld; provided that, the Corporation may assign this agreement without the Executive's consent to an Affiliate of the Corporation if the Affiliate offers comparable employment and no material prejudice to the Executive, including diminution of responsibilities, results from such assignment.

6.8 SUCCESSORS. This agreement shall be binding on and inure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive. Without limiting the generality of the foregoing, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, to expressly assume and agree to perform the obligations under this agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

6.9 AMENDMENT. This agreement may be amended only by an instrument in writing signed by both parties.

6.10 WAIVER. No amendments to this agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

6.11 LEGAL ADVICE. The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that:

(a)     he  has  read  and  understands  this  agreement;

(b) he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement, and that in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure; and

(c) the failure by the Executive to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                   AMERICAN MINING CORPORATION



                                   By:/s/ Thomas Mills
                                      Thomas Mills
                                      President



                                   /s/  Gary  MacDonald
                                   GARY  MACDONALD